LM Funding America, Inc. Reports Second Quarter 2025 Financial Results

- Definitive asset purchase agreement for 11 MW Bitcoin mining site in Mississippi

- Direct mining margin improved to 41.0% from 38.5% in Q1 2025

- $0.1 million GAAP net income and $2.6M Core EBITDA, up from sequential $5.4 million net loss and $2.8 million negative Core EBITDA in Q1 2025, respectively

- Held 150.4 Bitcoin on July 31, 2025 valued at approximately $18.0 million, as of August 11, 2025

TAMPA, FL, August 14, 2025—LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a Bitcoin mining and technology-based specialty finance company, today reported financial results for the three months ended June 30, 2025.

Q2’25 Financial Highlights

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Total revenue for the quarter was $1.9 million dollars, down 18.7% sequentially from Q1 2025 and down 36.0% year-over-year. The Company mined 18.4 Bitcoins during the quarter, down 24.3% sequentially, at an average price of approximately $98,100. The sequential decline was due to higher curtailment as a result of peak summer months and downtime due to the relocation of approximately 800 miners from a third party hosting site to the Company’s wholly-owned site in Oklahoma.
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The Company generated approximately $223,000 in curtailment and energy sales for the quarter, up 49.2% sequentially.
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Mining margin improved to 41.0%, compared with 38.5% in the first quarter 2025, driven by the power sales offsetting digital mining cost of revenues and increased operational efficiency from the Company’s vertical integration strategy.
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Operating expenses, including staff costs & payroll, professional fees, SG&A and other operating costs, increased by 16.6% year-over-year and 2.5% sequentially to $2.0 million driven by increased legal and consulting costs tied to expansion initiatives and staffing costs for Oklahoma site.
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Net income for the quarter was $0.1 million and Core EBITDA[1]was $2.6 million, both driven by a $3.8 million gain on fair value of Bitcoin held on the balance sheet as of June 30, 2025.
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Cash was approximately $0.4 million and Bitcoin holdings totaled 155.5 Bitcoin, valued at $16.7 million based on Bitcoin price of approximately $107,170, as of June 30, 2025.
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Net book value of LM Funding stockholders’ equity was approximately $31.9 million, or $6.21 per share[2], as of June 30, 2025.
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As of July 31, 2025 the Company held 150.4 Bitcoin, valued at approximately $18.0 million, based on a Bitcoin price of $120,000 as of August 11, 2025.

Q2’25 and Recent Operational Highlights

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Mississippi 11 MW acquisition: On August 1, 2025 LM Funding announced it entered into a definitive asset purchase agreement to acquire a 6.4-acre Bitcoin mining site in Mississippi with an anticipated 11 MW interconnect from Greenidge Generation Holdings Inc. (“Greenidge”) for $3.9 million in cash. The purchase includes the real property and onsite power infrastructure—including a 3,000 kVA transformer relocated to the parcel, with 7.5 MW operational. Closing is targeted on or before September 16, 2025, subject to customary due diligence and other conditions.
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Oklahoma 2 MW expansion: The project remains on track to be energized later this year, with immersion containers expected to be delivered in Q3 2025. This expansion positions the Company to add 2 MW of capacity and benefit from immersion cooling’s improved thermal performance and operational stability in high-heat conditions.
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Power grid integration strategy: In the second quarter, the Company generated $223,000 in curtailment and energy sales by selling power back to the grid during peak demand periods. This amount was applied as a reduction to digital mining cost of revenue, contributing in part to the improvement in mining margins from 38.5% in the first quarter 2025 to 41.0% in the second quarter 2025. The initiative continued to gain momentum, with July 2025 curtailment and energy sales reaching approximately $66,000. This approach continues to allow the Company to maximize the value of its power sites and create a partial hedge against Bitcoin price volatility.

Management Commentary

“We continue to advance our vertical integration and disciplined growth strategy,” commented Bruce Rodgers, Chairman and CEO of LM Funding. “In the second quarter, we relocated approximately 800 hosted, next-generation miners, completing the final step of our hosting exit. In addition, our 2 MW immersion mining expansion at our Oklahoma site is on track for energization later this year. Further, on August 1st, we signed a definitive purchase agreement to acquire an 11 MW Bitcoin mining site in Mississippi from Greenidge for $3.9 million or about $355,000 per MW—giving us a clear path to as much as 26 MW of owned capacity. This purchase will be fully funded by our balance sheet.”

“Our Q2 results highlight the operational upgrades we’ve implemented and the benefits of our vertically integrated strategy,” commented Richard Russell, CFO of LM Funding. “Even though Bitcoin production decreased sequentially due to peak-summer-related curtailments and the relocation of our remaining hosted miners, our increased mining efficiency and power sales strategy improved our direct mining margins sequentially to 41.0% from 38.5%. Further, we recorded $0.1 million of GAAP net income and $2.6 million of Core EBITDA for the quarter. Given our disciplined cost structure and targeted growth initiatives, we are confident in our ability to steadily grow our asset base, specifically our Bitcoin Treasury, over time, creating long-term value for our shareholders.”

[1] Core EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net income can be found below.

[2] Calculated using 5,133,412 shares outstanding as of June 30,2025.

Investor Conference Call

LM Funding will host a conference call today, August 14, 2025, at 8:00 A.M. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2025, as well as the Company’s corporate progress and other developments. A copy of this earnings release and investor presentation are available on the Company’s Investor Relations website at https://www.lmfunding.com/investors.

Conference Call Details

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Date: August 14, 2025

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Time: 8:00 AM EST
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Participant Call Links:
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Live Webcast: Link
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Participant Call Registration: Link

About LM Funding America

LM Funding America, Inc. (Nasdaq: LMFA), operates as a Bitcoin mining and specialty finance company. The company was founded in 2008 and is based in Tampa, Florida. For more information, please visit https://www.lmfunding.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the risks of operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

For investor and media inquiries, please contact:

Investor Relations
Orange Group
Yujia Zhai
lmfundingIR@orangegroupadvisors.com

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets

	June 30,	December 31,
	2025 (unaudited)	2024

Assets
Cash	$ 353,580	$ 3,378,152
Digital assets - current (Note 2)	11,677,773	9,021,927
Finance receivables	26,120	21,051
Marketable securities (Note 5)	13,230	27,050
Receivable from sale of Symbiont assets (Note 5)	-	200,000
Prepaid expenses and other assets	597,136	827,237
Income tax receivable	31,187	31,187
Current assets	12,699,026	13,506,604

Fixed assets, net (Note 3)	14,517,943	18,376,948
Intangible assets, net (Note 3)	5,369,012	5,478,958
Deposits on mining equipment (Note 4)	483,592	467,172
Long-term investments - equity securities (Note 5)	4,111	4,255
Investment in Seastar Medical Holding Corporation (Note 5)	44,060	200,790
Digital assets - long-term (Note 2)	5,000,000	5,000,000
Right of use assets (Note 7)	842,268	938,641
Other assets	73,857	73,857
Long-term assets	26,334,843	30,540,621
Total assets	$ 39,033,869	$ 44,047,225

Liabilities and stockholders' equity
Accounts payable and accrued expenses	1,530,077	989,563
Note payable - short-term (Note 6)	1,643,759	386,312
Due to related parties (Note 9)	21,393	15,944
Current portion of lease liability (Note 7)	187,139	170,967
Total current liabilities	3,382,368	1,562,786

Note payable - long-term (Note 6)	4,907,873	6,365,345
Lease liability - net of current portion (Note 7)	619,442	776,535
Long-term liabilities	5,527,315	7,141,880
Total liabilities	8,909,683	8,704,666

Stockholders' equity (Note 8)
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	-	-
Common stock, par value $.001; 350,000,000 shares authorized; 5,133,412 shares issued and outstanding as of June 30, 2025 and December 31, 2024	4,602	4,602
Additional paid-in capital	102,814,611	102,685,470

Accumulated deficit	(70,960,851)	(65,662,731)
Total LM Funding America stockholders' equity	31,858,362	37,027,341
Non-controlling interest	(1,734,176)	(1,684,782)
Total stockholders' equity	30,124,186	35,342,559
Total liabilities and stockholders’ equity	$ 39,033,869	$ 44,047,225

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations

	Three months ended June 30,	Six months ended June 30,
	2025	2024	2025	2024
Revenues:
Digital mining revenues	$ 1,806,364	$ 2,893,073	$ 4,080,304	$ 7,490,981
Specialty finance revenue	94,945	89,036	162,334	205,664
Rental revenue	27,015	29,238	57,023	62,306
Total revenues	1,928,324	3,011,347	4,299,661	7,758,951
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	1,288,399	2,357,111	2,836,694	5,012,057
Curtailment and energy sales	(223,269)	-	(372,955)	-
Staff costs and payroll	1,087,627	837,888	2,138,104	2,080,914
Depreciation and amortization	2,039,343	1,875,359	4,076,921	3,851,555
Loss (gain) on fair value of Bitcoin, net	(3,761,139)	1,265,485	(1,951,163)	(2,992,030)
Impairment loss on mining equipment	-	-	-	1,188,058
Professional fees	308,829	484,335	673,314	994,228
Selling, general and administrative	375,420	195,681	685,384	373,587
Real estate management and disposal	22,420	31,097	58,734	58,286
Collection costs	8,589	20,416	25,941	21,342
Settlement costs with associations	-	-	3,693	-
Loss on disposal of assets	99,578	33,887	286,359	42,057
Other operating costs	259,012	223,112	514,960	437,617
Total operating costs and expenses	1,504,809	7,324,371	8,975,986	11,067,671
Operating income (loss)	423,515	(4,313,024)	(4,676,325)	(3,308,720)
Unrealized gain (loss) on marketable securities	(5,110)	6,440	(13,820)	4,280
Unrealized loss on investment and equity securities	(130,890)	(1,856,737)	(156,874)	(505,758)
Gain (loss) on fair value of purchased Bitcoin, net	-	-	(52,704)	57,926
Other income - coupon sales	-	-	-	4,490
Interest expense	(227,546)	(36,893)	(448,452)	(107,719)
Interest income	531	17,228	1,676	26,353
Income (loss) before income taxes	60,500	(6,182,986)	(5,346,499)	(3,829,148)
Income tax expense	-	-	-	-
Net income (loss)	$ 60,500	$ (6,182,986)	$ (5,346,499)	$ (3,829,148)
Less: loss attributable to non-controlling interest	40,054	574,474	48,379	160,253
Net income (loss) attributable to LM Funding America Inc.	$ 100,554	$ (5,608,512)	$ (5,298,120)	$ (3,668,895)

Basic income (loss) per common share (Note 1)	$ 0.02	$ (2.26)	$ (1.03)	$ (1.49)
Diluted income (loss) per common share (Note 1)	$ 0.02	$ (2.26)	$ (1.03)	$ (1.49)

Weighted average number of common shares outstanding
Basic	5,133,412	2,485,822	5,133,412	2,457,012
Diluted	5,133,412	2,485,822	5,133,412	2,457,012

LM Funding America, Inc. and Subsidiaries Unaudited Consolidated Statements of Cash Flows

	Six months ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (5,346,499)	$ (3,829,148)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,076,921	3,851,555
Noncash lease expense	96,373	52,579
Amortization of debt issue costs	42,528	-
Stock compensation	-	76,322
Stock option expense	135,426	221,609
Accrued investment income	-	(25,265)
Accrued interest expense on finance lease	30,553	-
Digital assets other income	-	(4,490)
Gain on fair value of Bitcoin, net	(1,898,459)	(3,049,956)
Impairment loss on mining machines	-	1,188,058
Unrealized loss (gain) on marketable securities	13,820	(4,280)
Unrealized loss on investment and equity securities	156,874	505,758
Loss on disposal of fixed assets	286,359	42,057
Change in operating assets and liabilities:
Prepaid expenses and other assets	398,424	3,218,789
Repayments to related party	5,449	30,730
Accounts payable and accrued expenses	540,514	(718,557)
Mining of digital assets	(4,080,304)	(7,490,981)
Lease liability payments	(171,474)	(53,044)
Net cash used in operating activities	(5,713,495)	(5,988,264)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	(2,434)	(14,443)
Net collections of finance receivables - special product	(2,635)	(631)
Capital expenditures	(377,212)	(1,226,602)
Proceeds from sale of fixed assets	953,153	78,806
Investment in notes receivable	-	(2,094,351)
Collection of note receivable	200,000	1,449,066
Investment in digital assets - tether	(30,315)	-
Proceeds from sale of Bitcoin	3,323,773	4,543,685
Proceeds from the sale of tether	29,460	-
Deposits for mining equipment	(986,690)	-
Distribution to members	(1,015)	(19,616)
Net cash provided by investing activities	3,106,085	2,715,914
CASH FLOWS FROM FINANCING ACTIVITIES:

Borrowings	-	1,500,000
Insurance financing repayments	(410,877)	(483,833)
Issuance costs	(6,285)	-
Net cash provided by (used in) financing activities	(417,162)	1,016,167
NET DECREASE IN CASH	(3,024,572)	(2,256,183)
CASH - BEGINNING OF PERIOD	3,378,152	2,401,831
CASH - END OF PERIOD	$ 353,580	$145,648

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Insurance financing	$ 168,324	$ -
Change in accounting principle (see Note 1)	$ -	$ 614,106
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$ -	$ -
Cash paid for interest	$ 337,850	$ 134,751

NON-GAAP CORE EBITDA RECONCILIATION

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss (gain) on investment and equity securities, loss on disposal of mining equipment, impairment loss on mining equipment and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net income (loss), which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Net income (loss)	$ 60,500	$ (6,182,986)	$ (5,346,499)	$ (3,829,148)
Income tax expense	-	-	-	-
Interest expense	227,546	36,893	448,452	107,719
Depreciation and amortization	2,039,343	1,875,359	4,076,921	3,851,555
Income (loss) before interest, taxes & depreciation	$ 2,327,389	$ (4,270,734)	$ (821,126)	$ 130,126
Unrealized loss on investment and equity securities	130,890	1,856,737	156,874	505,758
Loss on disposal of mining equipment	99,578	33,887	286,359	42,057
Impairment loss on mining equipment	-	-	-	1,188,058
Stock compensation and option expense	24,621	116,080	135,426	297,931
Core income (loss) before interest, taxes & depreciation	$ 2,582,478	$ (2,264,030)	$ (242,467)	$ 2,163,930